Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-264456 on Form S-11 of our report dated March 11, 2024 relating to the consolidated financial statements of Apollo Realty Income Solutions, Inc., appearing in the Annual Report on Form 10-K of Apollo Realty Income Solutions, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 11, 2024